UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  11/04/2009

KLA-TENCOR CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number:  000-09992

Delaware	04-2564110
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

One Technology Drive, Milpitas, California   95035
(Address of principal executive offices, including zip code)

(408) 875-3000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)        The employees of KLA Tencor Corporation (the "Company"), including its executive officers, are generally eligible to participate in the Company's Employee Stock Purchase Plan ("ESPP").

In March 2009, the Company's Board of Directors, as part of the Company's efforts to reduce operating expenses, approved amendments to the ESPP that, effective for the offering period that began on July 1, 2009, (a) eliminated the look-back feature (i.e., the reference to the fair market value of the Company's Common Stock ("FMV") at the commencement of the applicable six-month offering period) and (b) reduced the purchase price discount from 15% to 5%. Accordingly, for the current offering period under the ESPP (scheduled to end on December 31, 2009), the purchase price for shares of the Company's Common Stock acquired by participants under the ESPP will be 95% of the FMV of the Company's Common Stock on the purchase date (which, in the case of the current offering period, will be December 31, 2009). The FMV of the Company's Common Stock is defined as the closing price of the Company's Common Stock as reported on the NASDAQ Stock Market on the applicable date.

On November 4, 2009, the Company's Board of Directors, in response to recent improvements in the condition of the industries in which the Company operates, approved amendments to the ESPP that (a) reinstated the six-month look-back feature and (b) increased the purchase price discount from 5% to 15%. These changes will be effective January 1, 2010, such that the purchase price with respect to each offering period beginning on or after such date will be 85% of the lesser of (i) the FMV of the Company's Common Stock at the commencement of the applicable six-month offering period or (ii) the FMV of the Company's Common Stock on the purchase date (typically, June 30 or December 31).

The foregoing description of the changes to the ESPP is qualified in its entirety by reference to the amended ESPP, which is attached as Exhibit 10.47 to this Current Report on Form 8-K.

Item 8.01.    Other Events

On November 4, 2009, the Company issued a press release announcing that the Company's Board of Directors had declared a cash dividend of $0.15 per share on the Company's Common Stock. Such dividend shall be payable on December 1, 2009 to the Company's stockholders of record as of the close of business on November 16, 2009. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No.                        Description

        10.47        Amended and Restated 1997 Employee Stock Purchase Plan (as amended November 2009)

        99.1        Text of press release issued by KLA-Tencor Corporation dated November 4, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KLA-TENCOR CORPORATION

Date: November 04, 2009	By:	/s/ Brian M. Martin
Brian M. Martin
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
EX-10.47	Amended and Restated 1997 Employee Stock Purchase Plan (as amended November 2009)
EX-99.1	Text of press release issued by KLA-Tencor Corporation dated November 4, 2009